UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2020

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On April 28, 2020, the Board of Directors of Camden National Corporation (the “Company”) approved the grant of equity compensation awards to certain executive officers of the Company, including Gregory A. Dufour, President and Chief Executive Officer; Gregory A. White, Chief Financial Officer and Principal Financial & Accounting Officer; Joanne T. Campbell, Executive Vice President, Risk Management; William H. Martel, Executive Vice President, Technology and Support; Jennifer M. Mirabile, Executive Vice President, Wealth Management; Timothy P. Nightingale, Executive Vice President and Senior Lending Officer; and Patricia Rose, Executive Vice President, Retail and Mortgage Banking. A portion of the awards will be granted as performance shares under the Company’s Amended and Restated Long-Term Performance Share Plan for 2020 - 2022 (the “2020 - 2022 LTIP”) and a portion of the awards will be granted as time-vested restricted shares under the Camden National Corporation 2012 Equity and Incentive Plan.

Performance goals under the 2020 - 2022 LTIP include, specifically, (i) tangible common equity ratio and (ii) return on average equity goals relative to an index of peer companies, for threshold, target, and superior levels of performance. Each participating executive has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance and vesting period. At the end of each long-term performance and vesting period, based upon the achievement of specific performance and service measures, each participant shall receive an award in accordance with the performance level and service, paid in Company shares. Actual awards of performance shares can range in value from 50% of the target award, when performance is at the threshold level, to 200% of the target award when performance is at the superior level. The awards of time-vested restricted shares will vest in three equal annual installments. The conversion of dollar amounts into shares will be based on the market value of a share on April 28, 2020, the grant date. The Company’s closing price on April 28, 2020 was $32.02.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Long-Term Performance Share Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2020, the Board of Directors of the Company amended and restated the Company’s bylaws (as so amended and restated, the “Bylaws”). The summary of changes below does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Amendments Related to Meetings of Stockholders

•
Section 2.1(a) of Article II was amended to provide that, in addition to previous requirements, for a stockholder proposal, the proposing stockholder must provide in the notice to the Company (i) the text of any proposal or business; (ii) information regarding the identity of, and shares of the Company’s stock held by, any affiliate, associate or others acting in concert with the stockholder or any beneficial owner on whose behalf a nomination or proposal is made; and (iii) a description of any agreement or other arrangement with respect to a nomination or proposal between a stockholder, a beneficial owner on whose behalf the proposal or nomination is made and any others acting in concert with the foregoing.

•	Section 2.1(b) of Article II was amended to confirm that stockholders must comply with applicable banking requirements when submitting a nominee for election to the Company’s Board of Directors.

•
Section 2.1(c) of Article II was amended to add a requirement that a questionnaire submitted to the Company’s Secretary in connection with a director nomination must be updated to reflect material changes within 10 days after the record date for the meeting at which stockholders will vote on the director nominee.

•	Section 2.2 of Article II was amended to add a provision that special meetings of stockholders may be called by holders of at least 25% of the shares entitled to vote at the meeting.

Amendments Relating to the Company’s Board of Directors and Removal of Directors

•	Article III was amended in numerous places to make the Vice Chairperson role optional and provide provisions for the absence of the Chairperson at meetings of the Company’s Board of Directors.

•
Section 3.12 (previously Section 3.11) of Article III was amended to increase the affirmative votes required to remove a director from a majority to two-thirds of the shares entitled to vote on the removal.

•	Section 3.14 of Article III was added to provide that the Company’s Board of Directors may, to the fullest extent permitted by law, adopt bylaws to be effective in the event of an emergency.

•
Article IV was amended to remove all specific committee requirements and to provide the Company’s Board of Directors the general authority to create committees in accordance with applicable provisions of the Maine Business Corporation Act.

Amendments Relating to the Company’s Officers

•
Section 5.2 of Article V was added to provide that the Company’s Board of Directors will appoint a “President” of the Company, who may also be the CEO, and to provide that the President will perform the duties that are prescribed by the Bylaws or by the Company’s Board of Directors or CEO.

•
Section 5.4 (previously Section 5.3) of Article V was amended to provide that authorized committees of the Company’s Board of Directors, in addition to the Company’s Board of Directors, have the authority to appoint officers not provided for in the Bylaws.

Amendments Relating to Indemnification of Officers and Directors

•	Section 10.4 of Article X was added to confirm that indemnification by the Company in accordance with the Bylaws is not exclusive of any other rights to which an indemnified party would be entitled.

•
Section 10.5 of Article X was added to confirm that the Corporation may, but is not required to, advance funds or pay for reimbursable expenses of an indemnified officer or director prior to the final disposition of any proceeding, if the officer or director complies with the requirements set forth in Section 10.5.

•
Section 10.6 of Article X was added to confirm that the Corporation may purchase and maintain insurance on behalf of its directors and officers against liability arising from the individual’s status as a director or officer, regardless of whether the Corporation would have the power to indemnify or advance expenses to the individual under Article X.

In addition, a number of non-substantive, immaterial, ministerial, clarifying, conforming and technical changes have been made throughout the Bylaws.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Shareholders of the Company was held on April 28, 2020 at Camden National's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine and in a virtual format due to current restrictions in the state of Maine on public gatherings. At the Annual Meeting, there were present in person or by proxy 12,968,722 shares of the Company’s common stock, representing approximately 85% of the total outstanding eligible votes. The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of two persons to the Board of Directors, each to serve a three-year term and until his or her successor is elected and qualified:

	For	Against	Abstain	Broker Non-Vote
Robin A. Sawyer, CPA	10,535,108	109,571	13,723	2,310,320
Lawrence J. Sterrs	10,503,099	139,847	15,456	2,310,320
The majority of votes cast voted to elect the two named persons above to the Board of Directors.

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
10,419,219	182,798	56,385	2,310,320
The majority of votes cast at the Annual Meeting voted to approve the compensation of the Company’s named executive officers.

3.  Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstentions
12,912,972	36,157	19,593
The majority of votes cast at the Annual Meeting voted to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
3.1	Camden National Corporation Amended and Restated Bylaws.
10.1	Camden National Corporation Amended and Restated Long-Term Performance Share Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ GREGORY A. WHITE
Gregory A. White Chief Financial Officer, and Principal Financial & Accounting Officer